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                                                                     Exhibit 3


                    NAVISTAR FINANCIAL SECURITIES CORPORATION


                      ARTICLES OF INCORPORATION AND BY-LAWS


     The following documents of Navistar Financial Securities Corporation are incorporated herein by reference:

      3.1    Certificate  of  Incorporation  of  Navistar  Financial  Securities
             Corporation  (as  in  effect  on September 13,  1990).   Filed  on
             Registration No. 33-36767.

      3.2 The By-Laws of Navistar Financial Securities Corporation. Filed on Registration No. 33-36767.